EXHIBIT 99.1
                                                                    ------------

Investor Contact:                                        Media Contact:
Elizabeth Hambrecht                                      Patrick Hurley
Chief Financial Officer                                  Salon Media Group, Inc.
(415) 645-9310                                           (415) 645-9320
bhambrecht@salon.com                                     phurley@salon.com


                              FOR IMMEDIATE RELEASE
                              ---------------------

                       SALON REPORTS FY03 YEAR-END RESULTS
             FINANCIAL PERFORMANCE IMPROVES AS REVENUES INCREASE 11%
                         OPERATING LOSSES DECREASE 30%
                          AND REAL ESTATE LEASE AMENDED

SAN FRANCISCO, Calif. --- June 30, 2003 --- Salon Media Group, Inc. (SALN.OB), an Internet media company, announced today its operating results for the fourth quarter fiscal and full year ended March 31, 2003. For the quarter ended March 31, 2003 Salon reported revenues of $0.9 million versus $1.0 million for the quarter ended March 31, 2002. The net loss attributable to common stockholders for the quarter ended March 31, 2003 was $1.3 million or $0.09 per share compared to $1.4 million or $0.10 per share for the quarter ended March 31, 2002. For the full year ending March 31, 2003, Salon reported revenues of $4,003,000, an increase of 11% over fiscal year 2002 revenues of $3,619,000 and reduced its net loss by 30%.

                                 COMPARABLES

------------ --------- --------- ----------- --------------- ---------------
(Thousands)   4th QTR   4th QTR   Full Year      %Change        %Change
              FY 2003   FY 2002    FY 2003    4Q03 vs. 4Q02   FY03 vs. FY02
------------ --------- --------- ----------- --------------- ---------------
Revenue        $ 868     $ 951      $4,003         -9%            +11%
------------ --------- --------- ----------- --------------- ---------------
Net loss      $1,290    $1,353      $5,597         +5%            +30%
------------ --------- --------- ----------- --------------- ---------------

"We're continuing to execute a financial turnaround at Salon, increasing revenues in fiscal 2003 by 11% after two previous years of sales declines," said Michael O'Donnell, Salon's CEO and President. "We've streamlined costs further and reduced our overall operating losses by 30%." Cash used in operating activities has dropped from $13.4 million in FY01 to $5.0 million in FY02 and to $2.9 million in FY03.

SUBSCRIPTION SERVICES

Salon's continued emphasis on paid subscription services, including Salon Premium, The Well and Table Talk, led to an overall increase in subscription revenues of 60% in FY03 compared to FY02. Subscription Services represented 48% of Salon's revenues during FY03 compared to 33% during FY02. Salon added an additional 31,000 net active paid subscribers to Salon Premium during the year and experienced a strong renewal rate of 71%. As of March 31, 2003, Salon had approximately 62,400 active paying Salon Premium subscribers along with approximately 4,300 Well/Table Talk community subscribers.

"We're pleased with the continued growth of Salon Premium and the development of the paid content business model across the entire Internet. Consumers are willing to pay for high quality content and services online and we're seeing much stronger annual renewal rates than traditional magazine publishing" added O'Donnell.

ADVERTISING SALES

Salon's advertising sales decreased 13% in fiscal year 2003 to $1.7 million, in part due to advertiser apprehension of Salon's going concern uncertainty as well as a reflection of online advertising dollars migrating to the largest Websites. Salon made management changes in the fourth fiscal quarter 2003 to improve its advertising sales going forward and introduced a new advertising business strategy, "The DayPass Model." This new model lets advertisers sponsor and provide reader access to Salon Premium content by viewing rich media creative, including Ultramercial(TM) advertising units. In the last 90 days, Salon has signed 10 new DayPass and Ultramercial(TM) advertising campaigns, including Mercedes Benz, HBO, General Electric, Infiniti, American Express, National Geographic, Fox Television, Mazda, Microsoft and Showtime,

During the fourth quarter 2003, Salon re-hired it's former Vice President of Sales, Bonni Hamilton to return to Salon as its Eastern Regional Vice President, based in New York.

 "We had a difficult time selling advertising last year. While the industry was recovering from a slump, Salon had its own personnel and viability challenges," said O'Donnell. "We're confident that fiscal year 2004 will see a substantial improvement in advertising sales, with key sales management additions now in place and strong customer acceptance of our DayPass format and the strong appeal of Ultramercial(TM)."

BALANCE SHEET AND FINANCING

Salon's balance sheet at March 31, 2003 includes $0.2 million of unrestricted cash. Since March 31, 2003, Salon has raised $0.9 million from the issuance of notes payable with equity conversion features, which has been used to fund operations. Salon intends to convert these notes into equity, following the completion of an anticipated round of private placement financing, expected to close by September 2003. Additionally, Salon successfully amended its lease with its San Francisco landlord, reducing its obligation of $6.1 million over approximately 6.75 years to $0.5 million over approximately 2 years. The amended lease represents a monthly savings of approximately $50,000 going forward. "In the last six months, we've been successful in securing new investor commitments, based on Salon's cost restructuring and solid plan for achieving cashflow breakeven," said O'Donnell. "Following the closing of an anticipated private placement, Salon should be on a more solid footing, giving potential Premium subscribers and major advertisers confidence in selecting Salon going forward."

****************************************************************************

About Salon: Founded in 1995, Salon is an Internet media company that produces various award-winning, original content sites; and hosts- two subscription communities - Table Talk and The Well. Companies that have advertised recently on Salon include Microsoft, Ford, American Express, Infiniti, and Showtime. Salon offers a variety of advertising opportunities, which can include "Ultramercials," roadblocks, full page "Superstitials", banners, contextual "smart" links and off-line promotions.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release, including the statements by Michael O'Donnell, contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: success in raising debt or equity financing; the economic environment of the media industry; the difficulty in securing on-line advertising; growth in subscription revenue programs; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Note: Salon is a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.


                             SALON MEDIA GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)


                                                           Three Months Ended        Twelve Months Ended
                                                                March 31,                 March 31,
                                                         -----------------------   -----------------------
                                                            2003         2002         2003         2002
                                                         ----------   ----------   ----------   ----------
Net revenues                                             $      868   $      951   $    4,003   $    3,619
                                                         ----------   ----------   ----------   ----------
Operating expenses:
     Production and content                                     927        1,061        4,425        5,009
     Sales and marketing                                        447          631        2,305        2,737
     Research and development                                   138          165          626          703
     General and administrative                                 151          324        1,354        1,925
     Amortization of intangibles                                 92          121          412          476
     Write-down of long-lived assets                            345          --           345          782
                                                         ----------   ----------   ----------   ----------
          Total operating expenses                            2,100        2,302        9,467       11,632
                                                         ----------   ----------   ----------   ----------

Loss from operations                                         (1,232)      (1,351)      (5,464)      (8,013)
Other income (expense), net                                     (58)          (2)        (133)          13
                                                         ----------   ----------   ----------   ----------
          Net loss                                           (1,290)      (1,353)      (5,597)      (8,000)

Preferred deemed dividend                                        12          --           (81)      (3,189)
Cumulative cash dividend on preferred stock                     --           --           --           (97)
                                                         ----------   ----------   ----------   ----------
Net loss attributable to common stockholders             $   (1,278)  $   (1,353)  $   (5,678)  $  (11,286)
                                                         ==========   ==========   ==========   ==========

Basic and diluted net loss per share attributable
          to common stockholders                         $    (0.09)  $    (0.10)  $    (0.41)  $    (0.83)

Weighted average shares used in computing
          basic and diluted net loss per share
          attributable to common stockholders                13,997       13,585       13,938       13,547

                             SALON MEDIA GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts, unaudited)

                                                                       March 31,    March 31,
                                                                         2003         2002
                                                                      ----------   ----------
Assets
    Current assets:
           Cash and cash equivalents                                  $      162   $    1,542
           Accounts receivable, net                                          227          326
           Prepaid expenses, and other current assets                        169          212
                                                                      ----------   ----------
               Total current assets                                          558        2,080
    Property and equipment, net                                              459        1,299
    Prepaid advertising rights                                             5,480        6,266
    Intangible assets, net                                                   596          919
    Other assets                                                             497          778
                                                                      ----------   ----------
               Total assets                                           $    7,590   $   11,342
                                                                      ==========   ==========
Liabilities and stockholders' equity Current liabilities:
           Notes payable                                              $    1,714   $      --
           Accounts payable and accrued liabilities                        1,366        1,773
           Deferred revenue                                                  918          563
                                                                      ----------   ----------
               Total current liabilities                                   3,998        2,336
    Warrants payable                                                         354          --
    Other long term liabilities                                              215          229
                                                                      ----------   ----------
               Total liabilities                                           4,567        2,565
                                                                      ----------   ----------

Stockholders' equity:
    Common stock                                                              14           14
    Preferred stock                                                          --           --
    Additional paid-in-capital                                            85,283       85,416
    Unearned compensation                                                    --           (57)
    Accumulated deficit                                                  (82,274)     (76,596)
                                                                      ----------   ----------
               Total stockholders' equity                                  3,023        8,777
                                                                      ----------   ----------
               Total liabilities and stockholders' equity             $    7,590   $   11,342
                                                                      ==========   ==========